Exhibit 10.13

ZUNICOM, INC.

4315 West Lovers Lane

Dallas, Texas 75209

June 29, 2007

Mr./Ms.

This letter agreement sets forth the terms of an award by Zunicom, Inc., a Texas corporation (“Zunicom”), in the form of shares of Zunicom Common Stock pursuant to a determination by the Board of Directors of Zunicom.

In consideration of your continued employment with Universal Power Group, Inc., a Texas corporation (“UPG”), (of which we own approximately 40% of the outstanding shares of the Common Stock), and of services previously rendered by you, Zunicom hereby awards to you ________ shares of its Common Stock, $.01 par value per share (the “Shares”), pursuant to the terms and conditions of this letter. Zunicom represents that the Shares are fully paid and non-assessable.  The Shares are subject to certain restrictions as provided below.

You are entitled to all the rights and privileges of a holder of the Shares (including the right to receive and retain all cash and/or property dividends declared thereon).  As used herein the term “Shares” shall mean and include, in addition to the above referenced number of shares, any new shares or other securities convertible into shares resulting from any merger or reorganization of Zunicom, or the recapitalization, reclassification or split of the Shares, or any stock dividend paid on the Shares.

By accepting the Shares you agree as follows:

1.         No Shares shall be sold, conveyed, transferred, pledged, encumbered or otherwise disposed of (any such disposition being herein called a “Transfer”) prior to the earliest of (a) June 25, 2011, (b) the date on which your employment is terminated by UPG for any reason other than for “Cause” (as defined below) or (c) the date on which your employment is terminated on account of (i) your death or (ii) your disability which in the opinion of your personal physician prevents you from being employed full time (such date being hereinafter called the “Risk Termination Date”).

“Cause” shall mean your engaging in misconduct which is materially injurious to UPG, monetarily or otherwise, including but not limited to, engaging in any conduct which constitutes a crime under federal, state or local laws.

2.         If at any time prior to the Risk Termination Date, either (a) UPG terminates your employment for Cause or (b) you voluntarily terminate your employment with UPG for any reason other than a reason described in subsection (c) in paragraph 1 above (each such termination being herein called an “Event of Retransfer”) then, upon such Event of Retransfer, you shall transfer to Zunicom the Shares on the day following such termination. Upon an Event of Retransfer, you shall deliver to Zunicom all stock certificates representing such Shares, duly endorsed with your signature guaranteed thereon by a bank and Zunicom shall deliver to you a receipt therefor.  Immediately upon such Event of Retransfer, such Shares shall be deemed to have been transferred to Zunicom and you shall have no further rights or privileges as a holder of the Shares so re-transferred.

3.         You represent and agree that you will only sell, transfer, pledge or hypothecate any of the Shares pursuant to an effective registration statement under the Securities Act of 1933 or in a transaction wherein registration under the Securities Act of 1933 is not required.

4.         All certificates for Shares shall endorsed as follows:

“The shares of stock represented by this certificate are subject to certain restrictions and obligations stated in and are transferable only upon compliance with the provisions of an Agreement dated June 25, 2007 between this Corporation and the registered holder, a copy of which Agreement is on file in the office of the Secretary of this Corporation.”

“The shares represented by this certificate have not been registered under the Securities Act of 1933.  The shares have been acquired for investment and must be held unless they are subsequently registered under the Securities Act of 1933 or, in the opinion of counsel to this Corporation, an exemption from registration under said Act is available.

5.         In order to facilitate compliance with the transactions described herein, the certificates representing the Shares are being deposited in escrow with Morse, Zelnick, Rose & Lander, LLP, as Escrowee, together with stock powers covering the Shares duly endorsed by you, in blank, with your signature guaranteed thereon by a bank, and shall be held and disposed of by the Escrowee in accordance with all of the terms hereof.  Provided an Event of Retransfer has not then occurred, the Escrowee, on the Risk Termination Date (or as soon thereafter as is reasonably practicable), shall return to you such certificates and powers as shall represent the Shares.  Such deposit shall not affect your right as a holder of the Shares.  The Escrowee shall be under no duty except to receive the certificates and dispose of same in accordance with the terms hereof.

6.         This agreement shall be binding upon and inure to the benefit of you and Zunicom and your and its respective successors and legal representatives.

Sincerely yours,

Zunicom, Inc.

By:________________________

      William Tan, President

Agreed and Accepted

This ___ day of _________, 2007

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